August 2, 2000


United States Securities and Exchange Commission
450 Fifth Street N.W.

Washington, D.C. 20549

         RE:      Registration Statement on Form S-8
                  Under the Securities Act of 1933

Gentlemen:

         I have acted as counsel for JVWeb, Inc., a Delaware corporation (the "Company"), in connection with the registration with the United States Securities and Exchange Commission (the "Commission") on a Registration Statement on Form S-8 under the Securities Act of 1933 of options (the "Options"), which may be issued granted to the terms, provisions and conditions of the JVWeb, Inc. 2000 Non-Qualified Stock Option Plan (the "Plan"), to purchase up to 5,000,000 shares of the common stock, par value $.01 per share (the "Common Stock"), and of up to 2,500,000 shares of Common Stock underlying the Options (the "Registered Shares").

         In such capacity, I have examined originals, or copies certified or otherwise identified to my satisfaction, of the following documents:

         1. Certificate of Incorporation of the Company, as amended to date;

         2.       Bylaws of the Company, as amended to date;

         3.       The Plan;

         4. The records of corporate proceedings relating to the authorization of the Plan; and

         5. Such other instruments and documents as I have deemed necessary for the purpose of rendering the following opinion.

         In such examination, I have assumed the authenticity and completeness of all documents, certificates and records submitted to me as originals, the conformity to the original instruments of all documents, certificates and records submitted to me as copies, and the authenticity and completeness of the originals of such instruments. As to certain matters of fact relating to this opinion, I have relied on the accuracy and truthfulness of certificates of officers of the Company and on certificates of public officials, and have made such investigations of law as I have deemed necessary and relevant.

         Based on the foregoing, and having due regard for such legal considerations as I believe relevant, I am of the opinion that the Options and the Registered Shares to be issued upon exercise of certain of the Options were duly authorized, and (when issued in accordance with the Plan) will be validly issued, fully paid and non-assessable.

         I hereby  consent to the filing of this opinion with the  Commission as
Exhibit 5.1 to the Registration Statement pursuant to which the Common Stock will be registered with the Commission.

                                    Very truly yours,

                                    /S/ Randall W. Heinrich